Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 11, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Viacom Inc.'s Transition Report on Form 10-K for the nine months ended September 30, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
February 14, 2011